UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 18, 2008

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California	0-21296	95-3759463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3450 East Miraloma Avenue
Anaheim, CA	92806-2101
(Address of principal executive offices)	(Zip Code)
(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 18, 2008, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) appointed William Cobb to the Company’s Board of Directors. Mr. Cobb will serve as a Class I director for a term in office expiring at the Company’s annual meeting of shareholders in 2009. Mr. Cobb will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the heading “Director Compensation” in the Company’s proxy statement as filed by the Company on April 18, 2008 with the Securities and Exchange Commission in connection with its 2008 annual meeting of shareholders. In accordance with the Company’s customary practice, the Company is entering into an indemnification agreement with Mr. Cobb, the form of which was attached as an exhibit to the Company’s initial Form S-1 Registration Statement as filed with the Securities and Exchange Commission.
Item 7.01 Regulation FD Disclosure
On August 19, 2008, the Company issued a press release announcing Mr. Cobb’s appointment to the Board of Directors of the Company. The full text of the press release is furnished as Exhibit 99.1 to this report.
 Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.

99.1	Press Release issued by the Company on August 19, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2008	Pacific Sunwear of California, Inc.
/s/ SALLY FRAME KASAKS
Sally Frame Kasaks
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on August 19, 2008